Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts:

Investors
Bob Okunski
408-240-5447
Bob.Okunski@sunpower.com

Media
Natalie Wymer
408-457-2348
Natalie.Wymer@sunpower.com

SunPower Reports Second Quarter 2015 Results

SAN JOSE, Calif., July 28, 2015 - SunPower Corp. (NASDAQ: SPWR) today announced financial results for its second fiscal quarter ended June 28, 2015.

($ Millions, except percentages and per-share data)	2nd Quarter 2015	1st Quarter 2015	2nd Quarter 2014
GAAP revenue	$381.0	$440.9	$507.9
GAAP gross margin	18.6%	20.6%	18.5%
GAAP net income (loss)	$6.5	$(9.6)	$14.1
GAAP net income (loss) per diluted share	$0.04	$(0.07)	$0.09
Non-GAAP revenue[1]	$376.7	$430.6	$621.1
Non-GAAP gross margin[1]	17.6%	20.5%	19.5%
Non-GAAP net income[1]	$27.2	$19.7	$43.9
Non-GAAP net income per diluted share[1]	$0.18	$0.13	$0.28

[1]	Information about SunPower's use of non-GAAP financial information is provided under "Use of Non-GAAP Financial Measures" below.

“SunPower achieved several extremely significant accomplishments during our second quarter,” said Tom Werner, SunPower president and CEO. “First, we launched 8point3 Energy Partners (Nasdaq: CAFD), our joint YieldCo vehicle with First Solar. We believe 8point3 Energy Partners will provide us a significant long-term cost of capital advantage and enhance the scale and predictability of our future cash flows. Second, we increased the size of our North American pipeline by 1.5 gigawatts (GW) through the acquisition of Infigen Energy’s U.S. solar project development portfolio. Finally, we signed three new, innovative utility channel partnerships in our distributed generation business, expanding our footprint in key residential markets.

“Our power plant segment remains a key focus for the company and an important contributor to our performance. Our acquisition of the U.S. solar project development pipeline of Infigen Energy, totaling approximately 1.5 GW, includes approximately 35 early to late stage solar projects ranging in size up to 100 megawatts (MW) in key regions with expected project build out through 2020. With our experience of developing and constructing over two gigawatts of solar power plant projects and industry leading technology, we are well positioned to complete these projects. This acquisition also augments our existing portfolio of potential drop down assets for 8point3 Energy Partners. Additionally, we made great progress on projects currently under construction during the quarter. Our 135-MW Quinto solar project, which we sold to 8point3 Energy Partners, remains on plan to achieve commercial operation in the fourth quarter, and our 579-MW (ac) Solar Star projects for Berkshire Hathaway Energy and Southern California Edison are now fully grid-connected. Internationally, we continued to build out our power plant portfolio with projects in South Africa, Japan, China and Chile.”

“We also executed well in our commercial segment as demand for our high efficiency solutions remained strong. We exceeded our bookings target for the quarter and our commercial project pipeline now exceeds $1 billion. In the public sector, we were pleased to announce the largest school district solar contract in the United States with Kern High School District, Calif., where SunPower will deploy 22- MW over 27 district sites. With construction scheduled to be completed by the end of 2016, the Kern High School District is expected to save $80 million in electricity costs over the next 25 years using SunPower technology. We also continued to build on our long-term partnership with Macy’s where we expect to install an additional 10-MW this year and bring our total footprint to 58 Macy’s facilities.

“Our residential segment remains the largest portion of our distributed generation business. Demand remains very strong in North America as overall U.S. residential bookings in the quarter increased more than 120 percent year over year. Internationally, Japan continues to be a key market for us and we expect improvement in our European distributed generation business in the second half of the year due to a strong bookings trend. Globally, we are on track to expand our total installed distributed generation fleet to more than 500,000 customers by the end of 2015.

“We also recently signed residential solar partnerships with three U.S. utilities, including agreements with Dominion and ConEdison Solutions for the New Jersey and New York markets. We expect that these innovative channel partnerships will significantly expand our footprint in key markets in the United States and we are thrilled to be working with electricity industry leaders to accelerate the adoption of SunPower’s high performance solar solutions,” Werner concluded.

“Our execution, as well as strong demand for our industry leading products, enabled us to post solid financial results for the quarter,” said Chuck Boynton, SunPower CFO. “Additionally, we launched 8point3 Energy Partners, which we believe will significantly lower our long-term cost of capital while providing sustainable EBITDA growth for our existing shareholders. Our balance sheet remains strong and we successfully managed our working capital during the quarter while further investing in our global pipeline, developing new products and adding assets per our holdco strategy.”

Second quarter fiscal 2015 non-GAAP results include net adjustments that, in the aggregate, increase net income by $20.7 million, including ($4.7) million related to 8point3 Energy Partners, ($4.3) million related to utility and power plant projects, ($7.1) million related to the First Philippine Solar Corporation arbitration ruling, $14.0 million related to stock-based compensation expense, $1.9 million related to our November 2014 Restructuring Plan, $15.2 million related to the 8point3 Energy Partners Initial Public Offering (IPO), $3.9 million related to other adjustments, and $1.8 million related to tax effect.

Financial Outlook
The company’s third quarter fiscal 2015 non-GAAP guidance is as follows: revenue of $400 million to $450 million, gross margin of 10 percent to 12 percent, EBITDA of $0 to $15 million and megawatts deployed in the range of 300-MW to 330-MW. On a GAAP basis, the company expects revenue of $400 million to $450 million, gross margin of 10 percent to 12 percent and net loss per diluted share of $0.60 to $0.50. Third quarter 2015 GAAP guidance includes the impact of the company’s holdco strategy and deferrals due to real estate accounting.

For fiscal year 2015, the company’s expectations are as follows: non-GAAP revenue of $2.40 billion to $2.60 billion, gross margin of 21 percent to 23 percent, net income per diluted share of $1.50 to $1.80, capital expenditures of $250 million to $300 million and gigawatts deployed in the range of 1.25-GW to 1.30-GW. On a GAAP basis, the company expects 2015 revenue of $1.50 billion to $1.70 billion, gross margin of 10 percent to 12 percent and net loss per diluted share of $2.35 to $2.05. Fiscal year 2015 GAAP guidance includes the impact of the company’s holdco strategy and deferrals due to real estate accounting.

The company is also raising its 2015 EBITDA guidance range originally given at its Analyst Day on November 13, 2014 from $400 - $450 million to $425 - $475 million, and the company expects 2016 EBITDA growth of approximately 20 percent from the midpoint of the 2015 range.

The company will host a conference call for investors this afternoon to discuss its second-quarter 2015 performance at 1:30 p.m. Pacific Time. The call will be webcast and can be accessed from SunPower’s website at http://investors.sunpower.com/events.cfm.

This press release contains both GAAP and non-GAAP financial information. Non-GAAP figures are reconciled to the closest GAAP equivalent categories in the financial attachment of this press release. Please note that the company has posted supplemental information and slides related to its second-quarter 2015 performance on the Events and Presentations section of the SunPower Investor Relations page at http://investors.sunpower.com/events.cfm. The capacity of power plants in this release is described in approximate megawatts on a direct current (dc) basis unless otherwise noted.

About SunPower Corp.
SunPower Corp. (NASDAQ: SPWR) designs, manufactures and delivers the highest efficiency, highest reliability solar panels and systems available today. Residential, business, government and utility customers rely on SunPower’s 30 years of experience and guaranteed performance to provide maximum return on investment throughout the life of the solar system. Headquartered in San Jose, Calif., SunPower has offices in North and South America, Europe, Australia, Africa and Asia. For more information, visit www.sunpower.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding: (a) expectations concerning the effect that 8point3 Energy Partners will have on our cost of capital, future cash flows and the value we are able to generate for our shareholders; (b) anticipated construction timelines and milestones for certain of our commercial projects and for our major power plant projects, such as the Quinto project; (c) expansion of our footprint in key residential markets including through strategic partnerships; (d) our positioning for development and construction of U.S. solar projects acquired from Infigen; (e) demand in our commercial and residential segments; (f) expected electricity cost savings by commercial customers; (g) expansion of our DG business, including in Europe; (h) expansion of our project pipeline, including our power plant portfolio in South Africa, Japan, China and Chile; (i) our positioning for long-term profitability; (j) strategically managing cash; (k) reducing operating expenses; (l) generating free cash flow; (m) expected benefits of our new residential lease partnership arrangements; (n) the expected adoption of our Smart Energy solutions; (o) third quarter fiscal 2015 non-GAAP guidance, including non-GAAP revenue, gross margin, EBITDA, and MW deployed; and third quarter fiscal 2015 GAAP guidance, including revenue, gross margin, and net loss per diluted share; (p) fiscal year 2015 non-GAAP guidance, including non-GAAP revenue, gross margin, capital expenditures, EBITDA, net income per diluted share, and GW deployed; and fiscal year 2015 GAAP guidance, including GAAP revenue, gross margin, and net loss per diluted share; and (q) fiscal year 2016 non-GAAP EBITDA growth expectations. These forward-looking statements are based on our current assumptions, expectations and beliefs and involve substantial risks and uncertainties that may cause results, performance or achievement to materially differ from those expressed or implied by these forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: (1) competition in the industry and downward pressure on average selling prices; (2) our liquidity, substantial indebtedness, and our ability to obtain additional financing for our projects and our customers; (3) risks relating to our residential lease business, including risks of customer default, challenges securing lease financing, and declining conventional electricity prices; (4) our ability to meet our cost reduction targets; (5) regulatory changes and the availability of economic incentives promoting use of solar energy; (6) challenges inherent in constructing and maintaining certain of our large projects, such as the Quinto project; (7) the success of our ongoing research and development efforts and our ability to commercialize of new products and services, including products and services developed through strategic partnerships; (8) fluctuations in our operating results; (9) maintaining or increasing our manufacturing capacity, containing manufacturing costs, and other manufacturing difficulties that could arise; (10) challenges managing our joint ventures and partnerships; (11) challenges executing on our YieldCo strategy, including the risk that 8point3 Energy Partners may be unsuccessful; and (12) fluctuations or declines in the performance of our solar panels. A detailed discussion of these factors and other risks that affect our business is included in filings we make with the Securities and Exchange Commission (SEC) from time to time, including our most recent reports on Form 10-K and Form 10-Q, particularly under the heading “Risk Factors.” Copies of these filings are available online from the SEC or on the SEC Filings section of our Investor Relations website at investors.sunpower.com. All forward-looking statements in this press release are based on information currently available to us, and we assume no obligation to update these forward-looking statements in light of new information or future events.

SunPower is a registered trademark of SunPower Corp. All other trademarks are the property of their respective owners.

SUNPOWER CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	Jun. 28, 2015	Dec. 28, 2014
Assets
Current assets:
Cash and cash equivalents	$623,043	$956,175
Restricted cash and cash equivalents, current portion	26,033	18,541
Accounts receivable, net	433,627	504,316
Costs and estimated earnings in excess of billings	48,449	187,087
Inventories	310,432	208,573
Advances to suppliers, current portion	96,277	98,129
Project assets - plants and land, current portion	379,900	101,181
Prepaid expenses and other current assets	254,352	328,845
Total current assets	2,172,113	2,402,847

Restricted cash and cash equivalents, net of current portion	45,436	24,520
Restricted long-term marketable securities	6,905	7,158
Property, plant and equipment, net	643,912	585,344
Solar power systems leased and to be leased, net	458,708	390,913
Project assets - plants and land, net of current portion	42,741	15,475
Advances to suppliers, net of current portion	288,285	311,528
Long-term financing receivables, net	261,076	269,587
Goodwill and other intangible assets, net	37,387	37,981
Other long-term assets	391,960	300,229
Total assets	$4,348,523	$4,345,582

Liabilities and Equity
Current liabilities:
Accounts payable	$427,412	$419,919
Accrued liabilities	550,956	331,034
Billings in excess of costs and estimated earnings	92,770	83,440
Short-term debt	12,160	18,105
Convertible debt, current portion	—	245,325
Customer advances, current portion	30,662	31,788
Total current liabilities	1,113,960	1,129,611

Long-term debt	225,338	214,181
Convertible debt, net of current portion	693,938	692,955
Customer advances, net of current portion	137,539	148,896
Other long-term liabilities	535,438	555,344
Total liabilities	2,706,213	2,740,987

Redeemable noncontrolling interests in subsidiaries	31,515	28,566

Equity:
Preferred stock	—	—
Common stock	136	131
Additional paid-in capital	2,263,260	2,219,581
Accumulated deficit	(563,670)	(560,598)
Accumulated other comprehensive loss	(13,951)	(13,455)
Treasury stock, at cost	(151,811)	(111,485)
Total stockholders' equity	1,533,964	1,534,174
Noncontrolling interests in subsidiaries	76,831	41,855
Total equity	1,610,795	1,576,029
Total liabilities and equity	$4,348,523	$4,345,582

SUNPOWER CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	THREE MONTHS ENDED			SIX MONTHS ENDED
	Jun. 28, 2015	Mar. 29, 2015	Jun. 29, 2014	Jun. 28, 2015	Jun. 29, 2014
Revenue:
Residential	$152,205	$155,324	$156,134	$307,529	$320,852
Commercial	62,984	49,063	85,087	112,047	161,591
Power Plant	165,831	236,484	266,650	402,315	717,850
Total revenue	381,020	440,871	507,871	821,891	1,200,293
Cost of revenue:
Residential	116,979	122,772	125,002	239,751	257,689
Commercial	58,842	46,880	74,789	105,722	139,252
Power Plant	134,318	180,401	213,935	314,719	546,218
Total cost of revenue	310,139	350,053	413,726	660,192	943,159
Gross margin	70,881	90,818	94,145	161,699	257,134
Operating expenses:
Research and development	20,560	21,168	16,581	41,728	33,327
Selling, general and administrative	81,520	77,214	71,499	158,734	145,427
Restructuring charges	1,749	3,581	(717)	5,330	(1,178)
Total operating expenses	103,829	101,963	87,363	205,792	177,576
Operating income (loss)	(32,948)	(11,145)	6,782	(44,093)	79,558
Other income (expense), net	6,959	(17,745)	(15,718)	(10,786)	(33,623)
Income (loss) before income taxes and equity in earnings of unconsolidated investees	(25,989)	(28,890)	(8,936)	(54,879)	45,935
Benefit from (provision for) income taxes	659	(2,351)	8,168	(1,692)	(5,452)
Equity in earnings of unconsolidated investees	1,864	2,191	1,936	4,055	3,719
Net income (loss)	(23,466)	(29,050)	1,168	(52,516)	44,202
Net loss attributable to noncontrolling interests and redeemable noncontrolling interests	29,975	19,469	12,934	49,444	34,944
Net income (loss) attributable to stockholders	$6,509	$(9,581)	$14,102	$(3,072)	$79,146

Net income (loss) per share attributable to stockholders:
- Basic	$0.05	$(0.07)	$0.11	$(0.02)	$0.63
- Diluted	$0.04	$(0.07)	$0.09	$(0.02)	$0.52
Weighted-average shares:
- Basic	134,376	132,033	129,747	133,205	125,972
- Diluted	156,995	132,033	156,333	133,205	154,886

SUNPOWER CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	THREE MONTHS ENDED			SIX MONTHS ENDED
	Jun. 28, 2015	Mar. 29, 2015	Jun. 29, 2014	Jun. 28, 2015	Jun. 29, 2014

Cash flows from operating activities:
Net income (loss)	$(23,466)	$(29,050)	$1,168	$(52,516)	$44,202
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization expense	31,442	28,563	24,026	60,005	49,397
Stock-based compensation	14,040	13,546	13,348	27,586	28,215
Non-cash interest expense	571	4,680	5,322	5,251	10,492
Equity in earnings of unconsolidated investees	(1,864)	(2,191)	(1,936)	(4,055)	(3,719)
Excess tax benefit from stock-based compensation	(6,155)	(572)	—	(6,727)	—
Deferred income taxes and other tax liabilities	(734)	(5,078)	(14,551)	(5,812)	3,434
Gain on sale of residential lease portfolio to 8point3 Energy Partners LP	(27,915)	—	—	(27,915)	—
Other, net	522	855	2,008	1,377	2,214
Changes in operating assets and liabilities, net of effect of acquisitions:
Accounts receivable	32,467	32,735	(83,483)	65,202	10,091
Costs and estimated earnings in excess of billings	(2,332)	140,970	(14,085)	138,638	(76)
Inventories	(22,654)	(108,072)	(2,067)	(130,726)	1,976
Project assets	(218,624)	(93,150)	(24,159)	(311,774)	(1,668)
Prepaid expenses and other assets	54,515	(25,090)	(47,173)	29,425	(59,364)
Long-term financing receivables, net	(40,060)	(29,198)	(22,513)	(69,258)	(54,846)
Advances to suppliers	11,191	13,903	(5,218)	25,094	(12,481)
Accounts payable and other accrued liabilities	(14,303)	(51,781)	(15,241)	(66,084)	(32,213)
Billings in excess of costs and estimated earnings	3,709	5,621	57,429	9,330	(59,580)
Customer advances	(2,383)	(10,099)	(4,918)	(12,482)	(7,645)
Net cash used in operating activities	(212,033)	(113,408)	(132,043)	(325,441)	(81,571)
Cash flows from investing activities:
Increase in restricted cash and cash equivalents	(9,579)	(18,828)	(7,054)	(28,407)	(9,347)

Purchases of property, plant and equipment	(44,214)	(24,564)	(11,518)	(68,778)	(20,318)
Cash paid for solar power systems, leased and to be leased	(22,429)	(19,403)	(9,948)	(41,832)	(24,937)
Cash paid for solar power systems	(10,007)	—	—	(10,007)	—
Proceeds from sales or maturities of marketable securities	—	—	1,380	—	1,380
Proceeds from 8point3 Energy Partners LP attributable to real estate projects and residential lease portfolio	341,174	—	—	341,174	—
Purchases of marketable securities	—	—	(30)	—	(30)
Cash paid for acquisitions, net of cash acquired	—	—	(5,894)	—	(5,894)
Cash paid for investments in unconsolidated investees	(7,092)	—	—	(7,092)	(5,013)
Cash paid for intangibles	—	(526)	—	(526)	—
Net cash provided by (used in) investing activities	247,853	(63,321)	(33,064)	184,532	(64,159)
Cash flows from financing activities:
Proceeds from issuance of convertible debt, net of issuance costs	—	—	395,275	—	395,275
Cash paid for repurchase of convertible debt	—	(324,273)	(42,101)	(324,273)	(42,102)
Proceeds from settlement of 4.75% Bond Hedge	—	—	—	—	68,842
Payments to settle 4.75% Warrants	—	—	—	—	(81,077)
Proceeds from settlement of 4.50% Bond Hedge	—	74,628	110	74,628	110
Payments to settle 4.5% Warrants	(574)	—	—	(574)	—
Proceeds from issuance of non-recourse debt financing, net of issuance costs	54,830	—	34,306	54,830	73,414
Repayment of non-recourse debt financing	(429)	(398)	—	(827)	—
Proceeds from issuance of project loans, net of issuance costs	100,500	89,991	—	190,491	—
Assumption of project loan by customer	—	—	—	—	(40,672)
Repayment of bank loans, project loans and other debt	(232,214)	(7,946)	(718)	(240,160)	(8,568)
Repayment of residential lease financing	(29,429)	(10,546)	(8,473)	(39,975)	(15,686)
Proceeds from sale-leaseback financing	16,492	727	—	17,219	16,685

Repayment of sale-leaseback financing	(2,147)	(90)	—	(2,237)	(779)
Proceeds from 8point3 Energy Partners LP attributable to operating leases and unguaranteed sales-type lease residual values	29,300	—	—	29,300	—
Contributions from noncontrolling interests and redeemable noncontrolling interests	46,046	45,890	22,226	91,936	52,778
Distributions to noncontrolling interests and redeemable noncontrolling interests	(2,307)	(2,260)	(519)	(4,567)	(1,636)
Proceeds from exercise of stock options	175	3	562	178	630
Excess tax benefit from stock-based compensation	6,155	572	—	6,727	—
Purchases of stock for tax withholding obligations on vested restricted stock	(1,622)	(38,704)	(9,298)	(40,326)	(52,804)
Net cash provided by (used in) financing activities	(15,224)	(172,406)	391,370	(187,630)	364,410
Effect of exchange rate changes on cash and cash equivalents	874	(5,467)	(146)	(4,593)	(333)
Net increase (decrease) in cash and cash equivalents	21,470	(354,602)	226,117	(333,132)	218,347
Cash and cash equivalents, beginning of period	601,573	956,175	754,741	956,175	762,511
Cash and cash equivalents, end of period	$623,043	$601,573	$980,858	$623,043	$980,858

Non-cash transactions:
Assignment of financing receivables to a third party financial institution	$382	$1,307	$2,760	1,689	$4,256
Costs of solar power systems, leased and to be leased, sourced from existing inventory	15,764	14,664	6,783	30,428	13,903
Costs of solar power systems, leased and to be leased, funded by liabilities	3,971	6,388	1,867	3,971	1,867
Costs of solar power systems under sale-leaseback financing arrangements sourced from project assets	5,026	1,050	—	6,076	15,269
Property, plant and equipment acquisitions funded by liabilities	37,017	20,185	9,326	37,017	9,326
Issuance of common stock upon conversion of convertible debt	—	—	188,229	—	188,263

Sale of residential lease portfolio in exchange for non-controlling equity interests in the 8point3 Group	68,273	—	—	68,273	—

Use of Non-GAAP Financial Measures

To supplement its consolidated financial results presented in accordance with GAAP, the company uses non-GAAP measures that are adjusted for certain items from the most directly comparable GAAP measures, as described below. Management adjusts for these items because it does not consider such items when evaluating the core operational activities of the company. The specific non-GAAP measures listed below are revenue, gross margin, net income, net income per diluted share, earnings before interest, taxes, depreciation and amortization (EBITDA), and free cash flow. Management believes that each of these non-GAAP measures is useful to investors, enabling them to better assess changes in each of these key elements of the company's results of operations across different reporting periods on a consistent basis, independent of certain items as described below. Thus, each of these non-GAAP financial measures provides investors with another method to assess the company's operating results in a manner that is focused on its ongoing, core operating performance, absent the effects of these items. Management uses these non-GAAP measures internally to assess the business, its financial performance, current and historical results, as well as for strategic decision-making and forecasting future results. Many of the analysts covering the company also use these non-GAAP measures in their analyses. Given management's use of these non-GAAP measures, the company believes these measures are important to investors in understanding the company's operating results as seen through the eyes of management. These non-GAAP measures are not prepared in accordance with GAAP or intended to be a replacement for GAAP financial data; the non-GAAP measures should be reviewed together with the GAAP measures and are not intended to serve as a substitute for results under GAAP, and may be different from non-GAAP measures used by other companies.

Non-GAAP revenue includes adjustments relating to 8point3 and utility and power plant projects as described below. Non-GAAP gross margin includes adjustments relating to 8point3, utility and power plant projects, FPSC arbitration ruling, stock-based compensation, and other items as described below. In addition to those same adjustments, non-GAAP net income and non-GAAP net income per diluted share are adjusted for adjustments relating to the November 2014 Restructuring Plan, IPO-related costs, and the tax effect of these non-GAAP adjustments as described below. In addition to the same adjustments as non-GAAP net income, EBITDA includes adjustments relating to cash interest expense (net of interest income), provision for (benefit from) income taxes, and depreciation. Free cash flow includes adjustments relating to investing cash flows and lease financings as described below.

Non-GAAP Adjustments

•
8point3. In June 2015, 8point3 Energy Partners LP ("8point3 Energy Partners"), a joint YieldCo vehicle formed by the company and First Solar, Inc. ("First Solar" and, together with the company, the "Sponsors") to own, operate and acquire solar energy generation assets, completed an initial public offering (“IPO”) of Class A shares representing limited partner interests in 8point3 Energy Partners. The IPO was consummated on June 24, 2015 whereupon the Class A shares are now listed on the NASDAQ Global Select Market under the trading symbol “CAFD.” Immediately after the IPO, the company contributed a portfolio of 170 MW of its solar generation assets (the “SPWR Projects”) to 8point3 Operating Company, LLC ("OpCo"), 8point3 Energy Partners' primary operating subsidiary. In exchange for the SPWR Projects, the company received cash proceeds of $371 million as well as equity interests in several 8point3 Energy Partners affiliated entities: primarily common and subordinated units representing a 40.7% stake in OpCo and a 50.0% economic and management stake in 8point3 Holding Company, LLC (“Holdings”), the parent company of the general partner of 8point3 Energy Partners and the owner of incentive distribution rights (“IDRs”) in OpCo. Holdings, OpCo, 8point3 Energy Partners and their respective subsidiaries are referred to herein as the “8point3 Group” or “8point3.”

The company includes adjustments related to the sales of projects contributed to 8point3 based on the difference between the fair market value of the consideration received and the net carrying value of the projects contributed, of which, a portion is deferred in proportion to the company’s retained equity stake in 8point3. The deferred profit is subsequently recognized over time. This treatment is consistent with the accounting rules relating to the sale of such projects under International Financial Reporting Standards (IFRS). Under these rules, with certain exceptions such as for projects already in operations, the company’s revenue is equal to the fair market value of the consideration received, and cost of goods sold is equal to the net carrying value plus a partial deferral of profit proportionate with the retained equity stake. Under GAAP, these sales are recognized under either real estate, lease, or consolidation accounting rules depending upon the nature of the individual asset contributed, with outcomes ranging from no profit recognition to full profit recognition. During the second quarter of fiscal 2015, IFRS profit, less the deferral associated with retained equity, was recognized for the sale of the residential lease portfolio. Revenue recognition for other projects sold to 8point3 will be deferred until these projects reach commercial operations consistent with IFRS rules. Management believes that this adjustment for the impact of 8point3 enables investors to better evaluate the company's revenue and profit generation performance.

•
Utility and power plant projects. The company includes adjustments related to the revenue recognition of utility and power plant projects based on the separately-identifiable components of transactions in order to reflect the substance of the transactions. This treatment is consistent with accounting rules relating to such projects under IFRS. On a GAAP basis, such projects are accounted for under U.S. GAAP real estate accounting guidance. Management calculates separate revenue and cost of revenue amounts each fiscal period in accordance with the two treatments above and the aggregate difference for the company’s affected projects is included in the relevant reconciliation tables below. Over the life of each project, cumulative revenue and gross margin will be equivalent under the two treatments; however, revenue and gross margin will generally be recognized earlier under the company’s non-GAAP treatment than under the company’s GAAP treatment. Among other factors, this is due to the attribution of non-GAAP revenue and margin to the company’s project development efforts at the time of initial project sale as required under IFRS accounting rules, whereas no separate attribution to this element occurs under U.S. GAAP real estate accounting guidance. Within each project, the relationship between the adjustments to revenue and gross margins is generally consistent. However, as the company may have multiple utility and power plant projects in progress at any given time, the relationship in the aggregate will occasionally appear otherwise. Management believes that this adjustment for utility and power plant projects enables investors to evaluate the company's revenue generation performance relative to the direct costs of revenue of its core businesses.

•
FPSC arbitration ruling. On January 28, 2015, an arbitral tribunal of the International Court of Arbitration of the International Chamber of Commerce declared a binding partial award in the matter of an arbitration between First Philippine Electric Corporation (“FPEC”) and First Philippine Solar Corporation (“FPSC”) against SunPower Philippines Manufacturing, Ltd. (“SPML”), the company’s wholly-owned subsidiary. The tribunal found SPML in breach of its obligations under its supply agreement with FPSC, and in breach of its joint venture agreement with FPEC. A second partial award received on July 17, 2015 reduced the price to be paid to FPEC. As a result, the company recorded its best estimate of probable loss related to this case. As this loss is nonrecurring in nature, excluding this data provides investors with a basis to evaluate the company's performance, including compared with the performance of other companies, without similar impacts.

•
Stock-based compensation. Stock-based compensation relates primarily to the company’s equity incentive awards. Stock-based compensation is a non-cash expense that varies from period to period and is dependent on market forces that are difficult to predict. Due to this unpredictability, management excludes this item from its internal operating forecasts and models. Management believes that this adjustment for stock-based compensation provides investors with a basis to measure the company's core performance, including compared with the performance of other companies, without the period-to-period variability created by stock-based compensation.

•
November 2014 Restructuring Plan. In November 2014, the company approved a reorganization plan aimed towards realigning resources consistently with the company's global strategy and improving its overall operating efficiency and cost structure. Restructuring charges are excluded from non-GAAP financial measures because they are not considered core operating activities and such costs have historically occurred infrequently. Although SunPower has engaged in restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. As such, management believes that it is appropriate to exclude restructuring charges from the company's non-GAAP financial measures as they are not reflective of ongoing operating results or contribute to a meaningful evaluation of a company's past operating performance.

•
IPO-related costs. Costs incurred related to the IPO of 8point3 included legal, accounting, advisory, valuation, and other expenses, as well as modifications to or terminations of certain existing financing structures in preparation for the sale to 8point3. As these costs are non-recurring in nature, excluding this data provides investors with a basis to evaluate the company's performance, including compared with the performance of other companies, without similar impacts.

•
Other. The company combines amounts previously disclosed under separate captions into “Other” when amounts do not have a significant impact on the current fiscal period. Management believes that these adjustments provide investors with a basis to evaluate the company's performance, including compared with the performance of other companies, without similar impacts.

The amounts recorded in “Other” during the second quarter of fiscal 2015 are driven by adjustments which would have previously been disclosed under other non-GAAP adjustment captions, including “Amortization of intangible assets,” “Non-cash interest expense,” and “Change in European government incentives.”

•
Tax effect. This amount is used to present each of the adjustments described above on an after-tax basis in connection with the presentation of non-GAAP net income and non-GAAP net income per diluted share. The company's non-GAAP tax amount is based on estimated cash tax expense and reserves. The company forecasts its annual cash tax liability and allocates the tax to each quarter in proportion to earnings for that period. This approach is designed to enhance investors’ ability to understand the impact of the company's tax expense on its current operations, provide improved modeling accuracy, and substantially reduce fluctuations caused by GAAP to non-GAAP adjustments, which may not reflect actual cash tax expense.

•	EBITDA adjustments. When calculating EBITDA, in addition to adjustments described above, the company excludes the impact during the period of the following items:

•	Cash interest expense, net of interest income

•	Provision for (benefit from) income taxes

•	Depreciation

Management presents this non-GAAP financial measure to enable investors with a basis to evaluate the company's performance, including compared with the performance of other companies.

•	Free cash flow adjustments. When calculating free cash flow, the company includes the impact during the period of the following items:

•	Net cash provided by (used in) investing activities

•	Proceeds from issuance of non-recourse debt financing, net of issuance costs

•	Repayment of non-recourse debt financing

•	Repayment of residential lease financing

•	Proceeds from sale-leaseback financing

•	Repayment of sale-leaseback financing

•	Proceeds from 8point3 Energy Partners LP attributable to operating leases and unguaranteed sales-type lease residual values

•	Contributions from noncontrolling interests and redeemable noncontrolling interests

•	Distributions to noncontrolling interests and redeemable noncontrolling interests

Management presents this non-GAAP financial measure to enable investors to evaluate the company's performance, including compared with the performance of other companies.

For more information about these non-GAAP financial measures, please see the tables captioned "Reconciliations of GAAP Measures to Non-GAAP Measures" set forth at the end of this release, which should be read together with the preceding financial statements prepared in accordance with GAAP.

SUNPOWER CORPORATION
RECONCILIATIONS OF GAAP MEASURES TO NON-GAAP MEASURES
(In thousands, except percentages and per share data)
(Unaudited)

Adjustments to Revenue:

	THREE MONTHS ENDED			SIX MONTHS ENDED
	Jun. 28, 2015	Mar. 29, 2015	Jun. 29, 2014	Jun. 28, 2015	Jun. 29, 2014
GAAP revenue	$381,020	$440,871	$507,871	$821,891	$1,200,293
Utility and power plant projects	(4,313)	(10,270)	113,195	(14,583)	104,486
Non-GAAP revenue	$376,707	$430,601	$621,066	$807,308	$1,304,779

Adjustments to Gross margin:

	THREE MONTHS ENDED			SIX MONTHS ENDED
	Jun. 28, 2015	Mar. 29, 2015	Jun. 29, 2014	Jun. 28, 2015	Jun. 29, 2014
GAAP gross margin	$70,881	$90,818	$94,145	$161,699	$257,134
Utility and power plant projects	(4,328)	(11,251)	22,614	(15,579)	6,006
FPSC arbitration ruling	(7,100)	—	—	(7,100)	—
Stock-based compensation expense	3,259	2,566	3,350	5,825	6,906
Other	3,431	6,028	723	9,459	1,423
Non-GAAP gross margin	$66,143	$88,161	$120,832	$154,304	$271,469

GAAP gross margin (%)	18.6%	20.6%	18.5%	19.7%	21.4%
Non-GAAP gross margin (%)	17.6%	20.5%	19.5%	19.1%	20.8%

Adjustments to Net income (loss):

	THREE MONTHS ENDED			SIX MONTHS ENDED
	Jun. 28, 2015	Mar. 29, 2015	Jun. 29, 2014	Jun. 28, 2015	Jun. 29, 2014
GAAP net income (loss) attributable to stockholders	$6,509	$(9,581)	$14,102	$(3,072)	$79,146
8point3	(4,688)	—	—	(4,688)	—
Utility and power plant projects	(4,328)	(11,251)	22,614	(15,579)	6,006
FPSC arbitration ruling	(7,100)	—	—	(7,100)	—
Stock-based compensation expense	14,040	13,546	13,348	27,586	28,215
November 2014 restructuring plan	1,866	3,787	—	5,653	—
IPO-related costs	15,231	9,900	—	25,131	—
Other	3,841	10,383	4,669	14,224	9,394
Tax effect	1,797	2,940	(10,824)	4,737	(3,507)
Non-GAAP net income attributable to stockholders	$27,168	$19,724	$43,909	$46,892	$119,254

Adjustments to Net income (loss) per diluted share:

	THREE MONTHS ENDED			SIX MONTHS ENDED
	Jun. 28, 2015	Mar. 29, 2015	Jun. 29, 2014	Jun. 28, 2015	Jun. 29, 2014
Net income (loss) per diluted share
Numerator:
GAAP net income (loss) available to common stockholders[1]	$7,021	$(9,581)	$14,653	$(3,072)	$80,328
Non-GAAP net income available to common stockholders[1]	$27,679	$20,275	$44,460	$47,954	$122,885

Denominator:
GAAP weighted-average shares	156,995	132,033	156,333	133,205	154,886
Effect of dilutive securities:
Stock options	—	41	—	39	—
Restricted stock units	—	2,994	—	2,239	—
Upfront Warrants (held by Total)	—	6,908	—	7,055	—
Warrants (under the CSO2015)	—	1,781	—	1,827	—
0.75% debentures due 2018	—	12,026	—	12,026	—
0.875% debentures due 2021	—	—	—	—	(857)
4.75% debentures due 2014	—	—	—	—	5,021
Non-GAAP weighted-average shares[1]	156,995	155,783	156,333	156,391	159,050

GAAP net income (loss) per diluted share	$0.04	$(0.07)	$0.09	$(0.02)	$0.52
Non-GAAP net income per diluted share	$0.18	$0.13	$0.28	$0.31	$0.77

[1]
In accordance with the if-converted method, net income (loss) available to common stockholders excludes interest expense related to the 0.75%, 0.875%, and 4.75% debentures if the debentures are considered converted in the calculation of net income (loss) per diluted share. If the conversion option for a debenture is not in the money for the relevant period, the potential conversion of the debenture under the if-converted method is excluded from the calculation of non-GAAP net income per diluted share.

EBITDA:

	THREE MONTHS ENDED			SIX MONTHS ENDED
	Jun. 28, 2015	Mar. 29, 2015	Jun. 29, 2014	Jun. 28, 2015	Jun. 29, 2014
GAAP net income (loss) attributable to stockholders	$6,509	$(9,581)	$14,102	$(3,072)	$79,146
8point3	(4,688)	—	—	(4,688)	—
Utility and power plant projects	(4,328)	(11,251)	22,614	(15,579)	6,006
FPSC arbitration ruling	(7,100)	—	—	(7,100)	—
Stock-based compensation expense	14,040	13,546	13,348	27,586	28,215
November 2014 Restructuring Plan	1,866	3,787	—	5,653	—
IPO-related costs	15,231	9,900	—	25,131	—
Other	3,841	10,383	4,669	14,224	9,394
Cash interest expense, net of interest income	8,023	11,092	11,048	19,115	25,882
Provision for (benefit from) income taxes	(659)	2,351	(8,168)	1,692	5,452
Depreciation	30,820	28,604	24,026	59,424	49,397
EBITDA	$63,555	$58,831	$81,639	$122,386	$203,492

Free Cash Flow:

	THREE MONTHS ENDED			SIX MONTHS ENDED
	Jun. 28, 2015	Mar. 29, 2015	Jun. 29, 2014	Jun. 28, 2015	Jun. 29, 2014
Net cash used in operating activities	$(212,033)	$(113,408)	$(132,043)	$(325,441)	$(81,571)
Net cash provided by (used in) investing activities	247,853	(63,321)	(33,064)	184,532	(64,159)
Proceeds from issuance of non-recourse debt financing, net of issuance costs	54,830	—	34,306	54,830	73,414
Repayment of non-recourse debt financing	(429)	(398)	—	(827)	—
Repayment of residential lease financing	(29,429)	(10,546)	(8,473)	(39,975)	(15,686)
Proceeds from sale-leaseback financing	16,492	727	—	17,219	16,685
Repayment of sale-leaseback financing	(2,147)	(90)	—	(2,237)	(779)
Proceeds from 8point3 Energy Partners LP attributable to operating leases and unguaranteed sales-type lease residual values	29,300	—	—	29,300	—
Contributions from noncontrolling interests and redeemable noncontrolling interests	46,046	45,890	22,226	91,936	52,778
Distributions to noncontrolling interests and redeemable noncontrolling interests	(2,307)	(2,260)	(519)	(4,567)	(1,636)
Free cash flow	$148,176	$(143,406)	$(117,567)	$4,770	$(20,954)

Q3 2015 and FY 2015 GUIDANCE (in thousands except percentages and per share data)	Q3 2015	FY 2015
Revenue (GAAP)	$400,000-$450,000	$1,500,000-$1,700,000
Revenue (non-GAAP)[1]	$400,000-$450,000	$2,400,000-$2,600,000
Gross margin (GAAP)	10%-12%	10%-12%
Gross margin (non-GAAP)[2]	10%-12%	21%-23%
Net loss per diluted share (GAAP)	$(0.60)-$(0.50)	$(2.35)-$(2.05)
Net income per diluted share (non-GAAP)[3]	N/A	$1.50-$1.80
EBITDA[4]	$0-$15,000	$425,000-$475,000

1.
Estimated non-GAAP amounts above for fiscal 2015 include net adjustments that increase (decrease) revenue by approximately $915 million of revenue related to 8point3 and $(15) million related to utility and power plant projects.

2.
Estimated non-GAAP amounts above for Q3 2015 include net adjustments that increase (decrease) gross margin by approximately $(1) million related to utility and power plant projects, $3 million related to stock-based compensation expense, and $1 million related to other items. Estimated non-GAAP amounts above for fiscal 2015 include net adjustments that increase (decrease) gross margin by approximately $400 million related to 8point3, $(15) million related to utility and power plant projects, $14 million related to stock-based compensation expense, and $5 million related to other items.

3.
Estimated non-GAAP amounts above for fiscal 2015 include net adjustments that increase (decrease) net loss by approximately $440 million related to 8point3, $(15) million related to utility and power plant projects, $65 million related to stock-based compensation expense, $25 million related to IPO-related costs, $25 million related to other items, and $15 million related to tax effect.

4.
Estimated EBITDA amounts above for Q3 2015 include net adjustments that increase (decrease) net loss by approximately $10 million related to 8point3, $(1) million related to utility and power plant projects, $17 million related to stock-based compensation expense, $10 million related to other items, $9 million related to interest expense, $11 million related to income taxes and $29 million related to depreciation. Estimated EBITDA amounts above for fiscal 2015 include net adjustments that increase (decrease) net loss by approximately $440 million related to 8point3, $(15) million related to utility and power plant projects, $65 million related to stock-based compensation expense, $25 million related to IPO-related costs, $25 million related to other items, $50 million related to interest expense, $40 million related to income taxes and $120 million related to depreciation.

SUPPLEMENTAL DATA
(In thousands, except percentages)

The following supplemental data represent the adjustments, individual charges and credits that are included or excluded from SunPower's non-GAAP revenue, gross margin, net income and net income per diluted share measures for each period presented in the Consolidated Statements of Operations contained herein.

THREE MONTHS ENDED

	June 28, 2015
	Revenue			Gross Margin						Operating expenses			Other income (expense), net	Benefit from (provision for) income taxes	Net income attributable to stockholders
	Residential	Commercial	Power Plant	Residential		Commercial		Power Plant		Research and development	Selling, general and administrative	Restructuring charges
GAAP	$152,205	$62,984	$165,831	$35,226	23.1%	$4,142	6.6%	$31,513	19.0%						$6,509
8point3	—	—	—	—		—		—		—	—	—	(4,688)	—	(4,688)
Utility and power plant projects	—	—	(4,313)	—		—		(4,328)		—	—	—	—	—	(4,328)
FPSC arbitration ruling	—	—	—	(1,969)		(1,294)		(3,837)		—	—	—	—	—	(7,100)
Stock-based compensation expense	—	—	—	1,212		531		1,516		2,380	8,401	—	—	—	14,040
November 2014 Restructuring plan	—	—	—	—		—		—		—	—	1,866	—	—	1,866
IPO-related costs	—	—	—	—		—		—		—	6,351	—	8,880	—	15,231
Other	—	—	—	941		637		1,853		330	197	(117)	—	—	3,841
Tax effect	—	—	—	—		—		—		—	—	—	—	1,797	1,797
Non-GAAP	$152,205	$62,984	$161,518	$35,410	23.3%	$4,016	6.4%	$26,717	16.5%						$27,168

	March 29, 2015
	Revenue			Gross Margin						Operating expenses			Other income (expense), net	Benefit from (provision for) income taxes	Net income attributable to stockholders
	Residential	Commercial	Power Plant	Residential		Commercial		Power Plant		Research and development	Selling, general and administrative	Restructuring charges
GAAP	$155,324	$49,063	$236,484	$32,552	21.0%	$2,183	4.4%	$56,083	23.7%						$(9,581)
Utility and power plant projects	—	—	(10,270)	—		—		(11,251)		—	—	—	—	—	(11,251)
Stock-based compensation expense	—	—	—	922		388		1,256		2,273	8,707	—	—	—	13,546
November 2014 restructuring plan	—	—	—	—		—		—		—	—	3,787	—	—	3,787
IPO-related costs	—	—	—	—		—		—		—	3,584	—	6,316	—	9,900
Other	—	—	—	1,804		454		3,770		330	199	(206)	4,032	—	10,383
Tax effect	—	—	—	—		—		—		—	—	—	—	2,940	2,940
Non-GAAP	$155,324	$49,063	$226,214	$35,278	22.7%	$3,025	6.2%	$49,858	22.0%						$19,724

	June 29, 2014
	Revenue			Gross Margin						Operating expenses			Other income (expense), net	Benefit from (provision for) income taxes	Net income attributable to stockholders
	Residential	Commercial	Power Plant	Residential		Commercial		Power Plant		Research and development	Selling, general and administrative	Restructuring charges
GAAP	$156,134	$85,087	$266,650	$31,132	19.9%	$10,298	12.1%	$52,715	19.8%						$14,102
Utility and power plant projects	—	—	113,195	—		—		22,614		—	—	—	—	—	22,614
Stock-based compensation expense	—	—	—	890		491		1,969		1,912	8,086	—	—	—	13,348
Other	—	—	—	185		98		440		6	24	(717)	4,633	—	4,669
Tax effect	—	—	—	—		—		—		—	—	—	—	(10,824)	(10,824)
Non-GAAP	$156,134	$85,087	$379,845	$32,207	20.6%	$10,887	12.8%	$77,738	20.5%						$43,909

SIX MONTHS ENDED

	June 28, 2015
	Revenue			Gross Margin						Operating expenses			Other income (expense), net	Benefit from (provision for) income taxes	Net income attributable to stockholders
	Residential	Commercial	Power Plant	Residential		Commercial		Power Plant		Research and development	Selling, general and administrative	Restructuring charges
GAAP	$307,529	$112,047	$402,315	$67,778	22.0%	$6,325	5.6%	$87,596	21.8%						$(3,072)
8point3	—	—	—	—		—		—		—	—	—	(4,688)	—	(4,688)
Utility and power plant projects	—	—	(14,583)	—		—		(15,579)		—	—	—	—	—	(15,579)
FPSC arbitration ruling	—	—	—	(1,969)		(1,294)		(3,837)		—	—	—	—	—	(7,100)
Stock-based compensation expense	—	—	—	2,134		919		2,772		4,653	17,108	—	—	—	27,586
November 2014 Restructuring Plan	—	—	—	—		—		—		—	—	5,653	—	—	5,653
IPO-related costs	—	—	—	—		—		—		—	9,935	—	15,196	—	25,131
Other	—	—	—	2,745		1,091		5,623		660	396	(323)	4,032	—	14,224
Tax effect	—	—	—	—		—		—		—	—	—	—	4,737	4,737
Non-GAAP	$307,529	$112,047	$387,732	$70,688	23.0%	$7,041	6.3%	$76,575	19.7%						$46,892

	June 29, 2014
	Revenue			Gross Margin						Operating expenses			Other income (expense), net	Benefit from (provision for) income taxes	Net income attributable to stockholders
	Residential	Commercial	Power Plant	Residential		Commercial		Power Plant		Research and development	Selling, general and administrative	Restructuring charges
GAAP	$320,852	$161,591	$717,850	$63,163	19.7%	$22,339	13.8%	$171,632	23.9%						$79,146
Utility and power plant projects	—	—	104,486	—		—		6,006		—	—	—	—	—	6,006
Stock-based compensation expense	—	—	—	1,884		1,031		3,991		3,709	17,600	—	—	—	28,215
Other	—	—	—	373		192		858		13	54	(1,178)	9,082	—	9,394
Tax effect	—	—	—	—		—		—		—	—	—	—	(3,507)	(3,507)
Non-GAAP	$320,852	$161,591	$822,336	$65,420	20.4%	$23,562	14.6%	$182,487	22.2%						$119,254